U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
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                                 January 2, 2002
                Date of Report (Date of earliest event reported)


                       INTERNATURAL PHARMACEUTICALS, INC.
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                 (Name of Small Business Issuer in its charter)


            Nevada                                      52-2265135
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   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)



   4201 Wilshire Boulevard, Suite 525
     Los Angeles, California                               90010
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(Address of principal executive offices)                (Zip code)

Registrant's telephone number, including area code: (323) 954-9808

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5. Other Events.

SHARE DISTRIBUTION RESCISSION

         On January 2, 2002, the Board of Directors of Internatural Pharmaceuticals, Inc. ("Company"), by and through written consent, voted to rescind the previously approved share distribution. On November 6, 2001, the Company filed a Form 8-K wherein the following was stated:

         "Internatural Pharmaceuticals, Inc. ("Company"), by unanimous written consent of its Board of Directors dated November 5, 2001, has approved the distribution of one (1) share of its wholly-owned subsidiary, Checkpoint Genetics Group, Inc., to each Company stockholder on record as of September 30, 2001. The distribution shall take effect no later than November 30, 2001. As a result of the distribution, all Company shareholders of record on September 30, 2001 will become shareholders of the subsidiary."

         However, due to unforeseen financial circumstances and upon the advice of consultants, the Company is unable to fulfill the distribution. The Board wishes to apologize for any inconvenience this may have caused.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2002                   INTERNATURAL PHARMACEUTICALS, INC.



                                        By:  /s/ Lucille Abad
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                                             Lucille Abad
                                             President